Exhibit 99.1

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

Written Agreement by and among M&T BANK CORPORATION Buffalo, New York MANUFACTURERS & TRADERS TRUST COMPANY Buffalo, New York and FEDERAL RESERVE BANK OF NEW YORK New York, New York	Docket Nos. 13-013-WA/RB-HC 13-013-WA/RB-SM

WHEREAS, M&T Bank Corporation, Buffalo, New York (“M&T”), a registered bank holding company, owns and controls Manufacturers & Traders Trust Company, Buffalo New York (the “Bank”), a state-chartered bank that is a member of the Federal Reserve System, and other bank and nonbank subsidiaries;

WHEREAS, the Bank owns and controls various nonbank subsidiaries, including, but not limited to, Wilmington Trust Company, Wilmington, Delaware (“WTC”), which provides a variety of products and services to private and institutional customers, including wealth advisory and foreign correspondent account services;

WHEREAS, M&T has adopted a firm-wide compliance risk management program for its subsidiaries, including the Bank, designed to identify and manage compliance risks related to compliance with all applicable laws, rules, and regulations relating to anti-money laundering  (“AML”), including compliance with the Bank Secrecy Act (“BSA”) (31 U.S.C. § 5311 et seq.); the rules and regulations issued thereunder by the U.S. Department of Treasury (31 C.F.R. Chapter X); and the AML regulations issued by the appropriate federal supervisors for M&T, the Bank, and M&T’s other subsidiaries, including, but not limited to, Regulations H of the Board of Governors of the Federal Reserve System (the “Board of Governors”) (12 C.F.R. § 208.62 et seq.) (collectively, “BSA/AML Requirements”);

WHEREAS, as part of the firm-wide compliance risk management program, M&T conducts customer due diligence and transaction monitoring on behalf of its subsidiaries;

WHEREAS, the most recent inspection of M&T conducted by the Federal Reserve Bank of New York (the “Reserve Bank”) identified deficiencies in M&T’s firm-wide compliance risk management program with respect to compliance with BSA/AML Requirements; the Bank’s internal controls, customer due diligence procedures, and transaction monitoring processes with respect to compliance with BSA/AML Requirements; and WTC’s due diligence practices for foreign correspondent accounts;

WHEREAS, M&T, the Bank, the Board of Governors, and the.Reserve Bank have the common goals that M&T and the Bank operate in compliance with all applicable BSA/AML Requirements, and that M&T, on a firm-wide basis, and the Bank implement effective compliance risk management programs for BSA/AML that are commensurate with M&T’s firm-wide and the Bank’s compliance risk profiles; and that WTC implement sound compliance risk management practices related to WTC’s customer due diligence processes;

WHEREAS, on June 11, 2013, the boards of directors of M&T and the Bank adopted resolutions authorizing and directing Mark J. Czarnecki to enter into this Written Agreement (the “Agreement”) on behalf of M&T and the Bank and consenting to compliance with each and every applicable provision of this Agreement by M&T, the Bank, and their institution-affiliated parties, as defined in sections 3(u) and 8(bX3)and (4) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. §§ 1813(u) and 1818(b)(3) and (4)).

NOW, THEREFORE, the Reserve Bank, M&T, and the Bank hereby agree as follows:

Firm-wide BSA/AML Compliance Program

1.                  Within 60 days of this Agreement, M&T shall submit to the Reserve. Bank an acceptable revised written firm-wide BSA/AML compliance program that describes the specific actions that will be taken, including timelines for completion, to ensure compliance with applicable BSA/AML Requirements. The revised program shall, at a minimum, include:

(a)                  reporting to and oversight by senior management of M&T’s firm-wide BSA/AML compliance controls and processes, including, but not limited to, procedures to ensure oversight of a firm-wide customer due diligence program;

(b)               written policies, procedures, and compliance risk management standards;

(c)                a comprehensive BSA/AML risk assessment process;

(d)               measures to ensure that BSA/AML compliance functions outsourced by subsidiaries to third-parties, including affiliates, are performed to meet regulatory requirements;

(e)                measures to ensure compliance and improve accountability within all business lines and legal entities and their respective compliance functions;

(f)                procedures to require the escalation of significant matters related to compliance risks to appropriate senior officers and the board of directors; and

(g)               the findings and recommendations of the consultant recently engaged by M&T to assist in matters related to compliance with the BSA/AML Requirements.

 BSA/AML Compliance

2.                  Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank an acceptable written revised BSA/AML compliance program.  The program shall include provisions for updates on an ongoing basis, as necessary, to incorporate amendments to the BSA and the rules and regulations issued thereunder. At a minimum, the revised program shall include:

(a)                Internal controls to ensure compliance by the Bank and any non-bank subsidiaries with applicable BSA/AML Requirements; and

(b)               policies and procedures designed to ensure identification and verification of the identity of account holders in accordance with applicable regulations.

Customer Due Diligence

3.                  Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank an acceptable written revised program for conducting appropriate levels of customer due diligence by the Bank, WTC, and as applicable, other subsidiaries. At a minimum, the program shall include:

(a)                Policies, procedures, and controls to ensure that the Bank and WTC collect, analyze, and retain complete and accurate customer information for all account holders;

(b)               a plan, with timelines, to remediate deficient due diligence for existing customer accounts; and

(c)                a methodology for assigning risk ratings to account holders that considers factors such as type of customer, type of products and services, and geographic location;

(d)               a risk-focused assessment of the Bank’s and Wl’C’s customer base to:

(i)                 identify the categories of customers whose transactions and banking activities are routine and usual; and

(ii)               determine the appropriate level of enhanced due diligence necessary for those categories of customers that pose a heightened risk of conducting potentially illicit activities at or through the Bank or WTC;

(e)                for each customer whose transactions require enhanced due diligence, procedures to:

(i)                 determine the appropriate documentation necessary to verify the identity and business activities of the customer; and

(ii)               understand the normal and expected transactions of the customer;

(f)                policies and procedures, including appropriate documentation, for identification and due diligence with regard to politically exposed persons;

(g)               policies, procedures, and controls to ensure that foreign correspondent accounts are properly identified and accorded the appropriate due diligence and, where necessary, enhanced due diligence; and

(h)               procedures to ensure periodic reviews and evaluations are conducted and documented for all account holders.

Suspicious Activity Monitoring and Reporting

4.                  Within 60 days of the Agreement, M&T and the Bank shall jointly submit to the Reserve Bank an acceptable written program to reasonably ensure the identification and timely, accurate, and complete reporting by M&T, the Bank, and WTC, as applicable, of all known or suspected violations of law or suspicious transactions to law enforcement and supervisory authorities, as required by applicable suspicious activity reporting laws and regulations. At a minimum, the program shall include:

(a)                Monitoring and investigation criteria and procedures to ensure the timely detection, investigation, and reporting of all known or suspected violations of law and suspicious transactions;

(b)               policies regarding the level and type of due diligence required when reviewing suspicious account activity; and

(c)                measures to ensure escalation to, and documented oversight by, senior management of significant matters, including, but not limited to repetitive suspicious activity reporting and suspected structuring activities.

Transaction Review

5.                  (a)        Within 60 days of this Agreement, the Bank shall engage an independent consultant, acceptable to the Reserve Bank, to conduct a review of account and transaction activity associated with any high risk customer accounts conducted at, by, or through the Bank and WTC from July 1, 2012 to December 31, 2012 to determine whether suspicious activity involving high risk customer accounts or transactions at, by, or through the Bank or WTC was properly identified and reported in accordance with applicable suspicious activity reporting regulations (the “Transaction Review”) and to prepare a written report detailing the consultant’s findings (the “Transaction Review Report”).  For each covered customer, the Transaction Review may commence as soon as the Bank has completed the remediation of the covered customer’s account in accordance with the revised remediation program required by paragraph 3 of this Agreement.

(b)               Based on the Reserve Bank’s evaluation of the results of the Transaction Review, the Reserve Bank may direct the Bank to engage the independent consultant to conduct a review of the types of transactions described in paragraph 5(a) for additional time periods.

6.                  Within 10 days of the engagement of the independent consultant, but prior to the commencement of the Transaction Review, the Bank shall submit to the Reserve Bank for approval an engagement letter that sets forth:

(a)                The scope of the Transaction Review;

(b)               the methodology for conducting the Transaction Review;

(c)                the expertise and resources to be dedicated to the Transaction Review;

(d)               the anticipated date of completion of the Transaction Review and the Transaction Review Report; and

(e)                a commitment that supporting material associated with the Transaction Review will be made available to the Reserve Bank upon request.

7.                  The Bank shall provide to the Reserve Bank a copy of the Transaction Review Report at the same time that the report is provided to the Bank.

8.                  Throughout the Transaction Review, the Bank shall ensure that all matters or transactions required to be reported that have not previously been reported are reported in accordance with applicable ruses and regulations.

Progress Reports

9.                  Within 30 days after the end of each calendar quarter following the date of this Agreement, the boards of directors of M&T and the Bank, or an authorized committee thereof, shall submit to the Reserve Bank, written progress reports detailing the form and manner of all actions taken to secure compliance with this Agreement, a timetable and schedule to implement specific remedial actions to be taken, and the results thereof.

Approval and Implementation of Programs

10.              (a)        M&T and the Bank, as applicable, shall submit written programs that are acceptable to the Reserve Bank within the applicable time periods set forth in paragraphs 1, 2, 3, and 4 of this Agreement.  An independent consultant acceptable to the Reserve Bank shall be retained by the Bank within the time period set forth in paragraph 5(a) of this Agreement.  An engagement letter acceptable to the Reserve Bank shall be submitted within the time period set forth in paragraph 6 of this Agreement.

(b)               Within 10 days of approval by the Reserve Bank, M&T and the Bank, as applicable, shall adopt the approved programs.  Upon adoption, M&T and the Bank, as applicable, shall promptly implement the approved programs, and thereafter fully comply with them.

(c)                During the term of this Agreement, the approved programs and engagement letter shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

11.              All communications regarding this Agreement shall be sent to:

(a)        John Ricketti

            Vice President

            Federal Reserve Bank of New York

            33 Liberty Street

            New York, New York  10045

(b)        Mark J. Czarnecki

            President

            M&T Bank Corporation

            One M&T Plaza

            Buffalo, New York  14203

(c)        Mark J. Czarnecki

            President

            Manufacturers & Traders Trust Company

            One M&T Plaza

            Buffalo, New York  14203

Miscellaneous

12.              Notwithstanding any provision of this Agreement to the contrary, the Reserve Bank may, in its sole discretion, grant written extensions of time to M&T and the Bank to comply with any provision of this Agreement.

13.              The provisions of this Agreement shall be binding on M&T and the Bank, and each of their institution-affiliated parties, in their capacities as such, and their successors and assigns.

14.              Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

15.              The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting M&T, the Bank, any of their subsidiaries, or any of their current or former institution-affiliated parties and their successors and assigns.

16.              Pursuant to section 50 of the FDI Act (12 U.S.C. § 183laa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 17th day of June, 2013.

M&T BANK CORPORATION	FEDERAL RESERVE BANK OF NEW YORK
By: /s/ Mark J. Czarnacki Mark J. Czarnecki President	By: /s/ John Ricketti John Ricketti Vice President
MANUFACTURERS & TRADERS TRUST COMPANY
By: /s/ Mark J. Czarnacki Mark J. Czarnecki President